Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Dan Coccoluto	Leanne Agurkis
Omtool, Ltd.	Blanc and Otus
Chief Financial Officer	Investor Relations
978-327-5700	386-738-1912
coccoluto@omtool.com	lagurkis@blancandotus.com

Omtool Announces Receipt of NASDAQ Notice of Non-compliance

Andover, Mass., June 14, 2007 — Omtool, Ltd. (NASDAQ: OMTL), a leading provider of document handling solutions and services, today announced that on June 8, 2007 it received notice from the Nasdaq Listing Qualifications Department (the “Department”) that, based upon Omtool’s non-compliance with the $2.5 million stockholders’ equity requirement or the alternative requirements of $35 million in market value of listed securities or $500,000 in net income in the latest fiscal year or in two of the last three fiscal years, as required by Nasdaq Marketplace Rule 4310(c)(3), the Department has determined that Omtool’s securities are no longer eligible for continued listing on the Nasdaq Capital Market.  The notice follows Omtool’s announcement on May 22, 2007 that the Department was reviewing Omtool’s eligibility for continued listing on the Nasdaq Capital Market in light of the aforementioned deficiency.

Omtool plans to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to seek continued listing of its securities on the Nasdaq Capital Market.  The request for a hearing will stay the Department’s determination, which would otherwise result in the delisting of Omtool’s securities, until the Panel renders a determination subsequent to the hearing.

Omtool is currently assessing various ways to regain and sustain compliance with all applicable Nasdaq listing requirements, including exploring and reviewing a broad range of strategic and financial alternatives.  However, there can be no assurance that the Panel will grant Omtool’s request for continued listing on the Nasdaq Capital Market or that any such alternatives will occur or be successful.

About Omtool, Ltd.

Omtool, Ltd. is a leading provider of document handling solutions that simplify the integration of paper and electronic documents in enterprise information management systems.  Our flagship product family, AccuRoute, streamlines the capture, conversion, communication, and archive of paper and electronic documents, enabling fast, secure, and simultaneous distribution to multiple destinations in multiple formats.  AccuRoute products deliver faster, more efficient workflows, while reducing cost, complexity and risk.  Omtool solutions are used worldwide by businesses in document-intensive industries that demand secure handling, integration and tracking of documents in full compliance with a range of regulatory requirements.  Based in Andover,

Massachusetts with offices in the United Kingdom, Omtool can be contacted at 1-800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding Omtool’s acquisition of BlueChip Technologies and the benefits thereof; Omtool’s objectives and expectations for future financial and operating performance; strategic and financial alternatives; customer interest in Omtool’s Genifax(TM) and AccuRoute® products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management. These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with the continuation of Omtool’s operating losses; the pursuit of strategic and financial alternatives; the introduction of new product offerings, including the AccuRoute, Genidocs(TM) and Genifax software products; the success of Omtool’s channel sales strategies, business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; Omtool’s ability to obtain desired financing; acquisitions and integration of complementary businesses; Omtool’s ability to comply with the listing requirements of the Nasdaq Capital Market; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission (“SEC”), including Omtool’s Annual Report on Form 10-K filed with the SEC on March 26, 2007, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.

Contact:

Omtool, Ltd.
Dan Coccoluto, 978-327-5700
Chief Financial Officer
coccoluto@omtool.com
or
Blanc and Otus
Leanne Agurkis, 386-738-1912
Investor Relations
lagurkis@blancandotus.com